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                                                                    EXHIBIT 23.6


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 15, 2000 with respect to the financial statements of Visibility Inc. and Subsidiaries as of and for the year ended December 31, 1999 included in this Form 10-K into Intelligent Systems Corporation's previously filed Registration Statements on Form S-8 (File No. 33-99432, No. 333-32157 and No. 333-58134).



                                             /s/Arthur Andersen LLP


Boston, Massachusetts
March 20, 2002